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                                                                   EXHIBIT 10.13


                       RESTATED INTERCOMPANY NOTE: OSWEGO

$62,299,000                                                    February 22, 2000


                  FOR VALUE RECEIVED, OSWEGO HARBOR POWER LLC, a Delaware limited liability company, (the "Borrower"), hereby promises to pay to the order of NRG NORTHEAST GENERATING LLC, a Delaware limited liability company, its successors and assigns (the "Lender"), on demand in lawful money of the United States in immediately available funds, at the office of the Lender located at 1221 Nicollet Mall, Suite 700, Minneapolis, MN 55403, the principal sum of SIXTY-TWO MILLION TWO HUNDRED NINETY-NINE THOUSAND DOLLARS ($62,299,000) or, if less, the aggregate unpaid principal amount of the loan remaining outstanding hereunder.

                  The Borrower also promises to pay as interest on the unpaid principal amount hereof semi-annually on June 15 and December 15 of each year, beginning on June 15, 2000 in like money at said office from the date hereof until paid, an amount equal to eight and three tenths percent (8.3%) (its "Proportionate Share") of the interest due in respect of certain bonds issued by the Issuer pursuant to an indenture entered into by the Issuer, certain guarantors thereto and the Chase Manhattan Bank, as trustee, of even date herewith.

                  The Borrower may voluntarily prepay this Note, in whole or in part provided, however, the Borrower may not prepay more than its Proportionate Share of the principal amounts set forth in Schedule A hereto before the date specified on such schedule without the prior written consent of the Lender. The Lender shall record all such prepayments of principal, and the principal sum due under this Note shall be reduced accordingly.

                  The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note. All amounts payable under this Note are payable without relief from valuation and appraisement laws.


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                  This Restated Intercompany Note shall be construed in
accordance with and be governed by the law of the State of New York.

                                            OSWEGO HARBOR POWER LLC

                                            By:   /s/ Brian B. Bird
                                                  ------------------------------
                                                  Name:  Brian B. Bird
                                                  Title: Treasurer


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